                                                                     EXHIBIT 4.1




                           PUBLIX SUPER MARKETS, INC.
                               401(k) SMART PLAN

                           PUBLIX SUPER MARKETS, INC.
                               401(k) SMART PLAN


                               TABLE OF CONTENTS


ARTICLE  TITLE                                                                      PAGE
- -------  -----                                                                      ----
  I      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

  II     Establishment and Name of the Plan . . . . . . . . . . . . . . . . . . . . . 16

  III    Purpose of the Plan and the Trusts . . . . . . . . . . . . . . . . . . . . . 16

  IV     Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

  V      Eligibility and Participation  . . . . . . . . . . . . . . . . . . . . . . . 19

  VI     Contributions to the Trust . . . . . . . . . . . . . . . . . . . . . . . . . 20

  VII    Participants' Accounts and Allocation of Contributions . . . . . . . . . . . 30

  VIII   Benefits Under the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . 36

  IX     Form and Payment of Benefits, Withdrawals  . . . . . . . . . . . . . . . . . 41

  X      Designated Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

  XI     Loans to Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

  XII    Trust Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

  XIII   Expenses of Administration of the Plan and the Trust Fund  . . . . . . . . . 48

  XIV    Amendment and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . 49

  XV     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

                           PUBLIX SUPER MARKETS, INC.
                               401(k) SMART PLAN


         Publix Super Markets, Inc. (the "Company") hereby enters into this Agreement on this _____ day of _______________, 1994, and establishes this 401(k) plan, effective as of January 1, 1995, to provide supplementary retirement and other benefits for its employees.


                              W I T N E S S E T H:


         WHEREAS, the Company desires to recognize the contributions made to its successful operations by its employees, to reward such contributions and to provide for the retirement of its employees by establishing a 401(k) plan for those employees who now or may hereafter qualify for participation therein; and

         WHEREAS, the officers of the Company have been authorized and directed by the Board of Directors of the Company to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises, it is agreed as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1 "ACCOUNT" or "ACCOUNTS" shall mean a Participant's Savings Contributions Account, Matching Contributions Account, and/or such other accounts as may be established by the Plan Administrator. A Participant's Matching Contributions Account, and any portion of his Savings Contributions Account invested in the Publix Stock Fund, may include an Employer Securities Account and an Other Investments Account, as set forth hereinafter.

         1.2 "ACTUAL CONTRIBUTION PERCENTAGE" shall mean, with respect to a group of eligible Participants for the Plan Year, the average of the Actual Contribution Ratios (calculated separately for each member of the group) of each eligible Participant who is a member of such group (other than certain Family Members as described in the definition of "Highly Compensated Employees").

         1.3 "ACTUAL CONTRIBUTION RATIO" shall mean the ratio of the amount of matching contributions (including elective contributions, if any, treated as matching contributions in accordance with Treasury Regulation Section 1.401(m)-1(b)(5)) made on behalf of an eligible Participant for a Plan Year to the Participant's Compensation for the Plan Year.

         1.4 "ACTUAL DEFERRAL PERCENTAGE" shall mean, with respect to a group of eligible Participants for the Plan Year, the average of the Actual Deferral Ratios (calculated separately for each member of the group) of each eligible Participant who is a member of such group (other than certain Family Members as described in the definition of "Highly Compensated Employees").

         1.5 "ACTUAL DEFERRAL RATIO" shall mean the ratio of the amount of savings contributions (including savings contributions by Highly Compensated Employees in excess of the limitation set forth in section 6.1(a)(1) to the extent required by Treasury Regulation Section 1.402(g)-1(e)(1)(ii)) made on behalf of an eligible Participant for a Plan Year to the Participant's Compensation for the Plan Year.

         1.6     "ADMINISTRATOR" shall mean the Plan Administrator.

         1.7 "AFFILIATE" shall mean, with respect to an Employer, any corporation other than such Employer that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which such Employer is a member; all other trades or businesses (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with such Employer; any service organization other than such Employer that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which such Employer is a member; any other organization that is required to be aggregated with such Employer under Section 414(o) of the Code; and, for purposes of determining Hours of Service and Years of Service in Plan Years beginning before January 1, 1993, Publix Food Stores, Inc. and Publix Market, Inc. For purposes of determining the limitations on Annual Additions, the special rules of Section 415(h) of the Code shall apply.

         1.8 "AGREEMENT AND DECLARATION OF TRUST" or "AGREEMENTS AND DECLARATIONS OF TRUST" shall mean the agreement or agreements providing for the Trust Fund or Funds, as entered into between the Company and the Primary Trustee and/or between the Company and the Publix Stock Fund Trustee, as the case may be, and as each agreement may be amended from time to time.

         1.9 "ANNIVERSARY DATE" shall mean an Employee's first Hour of Service (or his first Hour of Service following a One Year Break in Service which occurred as a result of a separation from employment) or any succeeding anniversary thereof.

         1.10    "ANNUAL ADDITIONS" shall mean the sum of:

                 (a) the amount of Employer contributions (including savings contributions other than amounts distributed as "excess deferrals" in accordance with Treasury Regulation Section 1.402(g)-1(e)(2) or (3)) allocated to the Participant under any





                                       2.

         defined contribution plan maintained by an Employer or an Affiliate;

                 (b) the amount of the Employee's contributions (other than rollover contributions, if any) to any contributory defined contribution plan maintained by an Employer or an Affiliate;

                 (c) any forfeitures separately allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate; and

                 (d) to the extent required by law, any contributions to an individual account on behalf of the Participant under Section 401(h) or Section 419A(d)(2) of the Code.

         1.11 "BOARD OF DIRECTORS" and "BOARD" shall mean the board of directors of the Company or, when required by the context, the board of directors of an Employer other than the Company.

         1.12 "BUSINESS DAY" shall mean a day on which the New York Stock Exchange and the home office of any third party administrator, that contracts with the Plan Administrator to provide services to the Plan, are open for business.

         1.13 "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

         1.14 "COMPANY" shall mean Publix Super Markets, Inc., and its successors.

         1.15    (a)      "COMPENSATION" shall mean the regular salaries and
         wages, overtime pay, bonuses, commissions and other amounts paid by an Employer, as well as savings contributions made on behalf of a Participant to this Plan pursuant to Section 401(k) of the Code and elective contributions made on behalf of a Participant to any cafeteria plan maintained by an Employer pursuant to Section 125 of the Code, but shall not include automobile allowances, supplemental travel allowances, third party disability payments, credits or benefits under this Plan, any amount contributed to any employee stock ownership, pension, employee welfare, life insurance or health insurance plan or arrangement (other than savings contributions to this Plan and elective contributions to a cafeteria plan), or any other tax-favored fringe benefits.

                 (b) For all purposes of the Plan, no Compensation paid by an Employer with respect to an Employee prior to the Employee's first day of participation in the Plan (or with respect to any period during which the Employee is not eligible to receive any contribution as provided in section 5.2 and Article VI) shall be taken into account.





                                       3.

                 (c) No Compensation in excess of $150,000 (adjusted by the Commissioner of the Internal Revenue Service in accordance with
         Section 401(a)(17)(B) of the Code) shall be taken into account for any Employee. For purposes of determining whether Compensation exceeds $150,000 (adjusted as described above), if any Employee is a Family Member of a Highly Compensated Employee who is (i) a 5% owner of an Employer, or (ii) one of the ten Highly Compensated Employees paid the greatest amount of compensation during the Plan Year, then such Family Member shall not be considered as a separate Employee and any compensation paid to such Family Member shall be treated as if it were paid to or on behalf of the related Highly Compensated Employee.

                 (d) If Compensation attributable to one or more Family Members and a related Highly Compensated Employee exceeds $150,000 (as adjusted) for any Plan Year, each Participant within the aggregation group who has attained age 19 shall first be credited with an equal dollar amount of Compensation, which shall not exceed the lesser of his actual compensation or one-half of $150,000 (as adjusted) for any Plan Year. If the compensation credited under the preceding sentence to Participants within the aggregation group who have attained age 19 does not equal $150,000 (as adjusted), the Participant within the aggregation group who has attained age 19 and who has not been credited with his total actual compensation then shall be credited with his additional actual compensation, which shall not exceed the lesser of his remaining actual compensation or the difference between $150,000 (as adjusted) and the sum of the compensation credited pursuant to the preceding sentence. If the compensation credited under the two immediately preceding sentences to Participants within the aggregation group who have attained age 19 does not equal $150,000 (as adjusted), the Participants within the aggregation group who have not attained age 19 shall be credited with proportionate shares of their compensation, not to exceed, in the aggregate, the difference between $150,000 (as adjusted) and the sum of the compensation credited under the two immediately preceding sentences.

         1.16 "DIRECT ROLLOVER" shall mean a payment of an Eligible Rollover Distribution by the Plan to an Eligible Retirement Plan specified by the Distributee.

         1.17 "DIRECTED INVESTMENT FUND" shall mean an investment fund established pursuant to section 10.1 for purposes of investing Participants' Savings Contributions Accounts.

         1.18    "DISTRIBUTEE" shall mean

                 (a) a Participant who is entitled to benefits payable as a result of his retirement, disability or other severance of employment as provided in section 8.1, 8.2, or 8.3,





                                       4.

                 (b) a Participant's surviving Eligible Spouse who is entitled to death benefits payable pursuant to section 8.4, and

                 (c) a Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, entitled to benefits payable as provided by section 15.2.

         1.19 "EARNINGS" attributable to any Pooled Investment Fund (other than the Publix Stock Fund) shall mean, with respect to a Valuation Period, the aggregate of the unrealized appreciation or depreciation accruing to the Pooled Investment Fund during such a period; and the income earned or the loss sustained by the Pooled Investment Fund during such period, whether from investments or from the sale or exchange of assets. The Earnings attributable to a separate portion of a Segregated Investment Fund credited to the Participant's Savings Contributions Account for any Valuation Period shall be determined by multiplying the number of shares of the Segregated Investment Fund credited to the Participant's Savings Contributions Account by the difference between the value of each share for the current Valuation Date and the value of each share as of the most recent preceding Valuation Date. The Earnings attributable to any portion the Publix Stock Fund credited to an Other Investments Account shall mean, with respect to a Valuation Period, (i) cash dividends received on shares of common stock of the Company allocated to Participants' Employer Securities Accounts and (ii) the aggregate of the unrealized appreciation or depreciation occurring in the value of, or that portion of the income earned or the loss sustained by, the portion of the Publix Stock Fund during such period that is invested in assets other than shares of common stock of the Company.

         1.20    "EFFECTIVE DATE" of this Plan shall mean January 1, 1995.

         1.21 "ELIGIBILITY DATE" shall mean the Saturday of the week (beginning on Saturday and ending the following Friday) during which an Employee's Anniversary Date occurs, if he has completed his first Year of Service and has attained age 19 as of the day immediately preceding such anniversary. If an Employee completes his first Year of Service prior to reaching age 19, his Eligibility Date shall mean the Saturday of the week (as specified above) during which the Employee's 19th birthday occurs.

         1.22 "ELIGIBLE RETIREMENT PLAN" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts a Distributee's Eligible Rollover Distribution.
However, in the case of an Eligible Rollover Distribution to a Participant's surviving Eligible Spouse who is entitled to death benefits payable pursuant to section 8.4, an Eligible Retirement Plan shall mean an individual retirement account or individual retirement annuity.





                                       5.

         1.23 "ELIGIBLE ROLLOVER DISTRIBUTION" shall mean any distribution of all or any portion of the balance to the credit of a Distributee, other than:

                 (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made

                          (1) for the life (or life expectancy) of the Distributee, or the joint lives (or life expectancies) of the Distributee and the Distributee's designated beneficiary, or

                          (2)     for a specified period of ten years or more;

                 (b) any distribution to the extent such distribution is required under Section 410(a)(9) of the Code; and

                 (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Notwithstanding the preceding provisions of this section, an Eligible Rollover Distribution shall not include one or more distributions during a Plan Year if the aggregate amount distributed during the Year is less than $200 (adjusted under such regulations as may be issued from time to time by the Secretary of the Treasury).

         1.24 "ELIGIBLE SPOUSE" shall mean a Participant's husband or wife, provided the Participant and such husband or wife have been married throughout the one-year period ending on the earlier of (1) the date payment of the Participant's benefit commences or (2) the date of the Participant's death.

         1.25    (a)      "EMPLOYEE" shall mean any person employed by an
         Employer or an Affiliate other than:

                          (1) a person who serves only as a director of an Employer,

                          (2) a member of a collective bargaining unit if retirement benefits were a subject of good faith bargaining between such unit and an Employer, and

                          (3) a nonresident alien who does not receive earned income from sources within the United States.

                 (b) The term "Employee" shall also include any leased employee of the Employer; provided, however, that contributions or benefits provided by the leasing organization that are attributable to services performed for such Employer shall be





                                       6.

         treated as provided by such Employer. The preceding sentence shall not apply to any leased employee if:

                          (1) leased employees do not constitute more than twenty percent (20%) of the Employer's Non-Highly Compensated Employees (as determined without regard to this section 1.25(b)), and

                          (2) such leased employee is covered by a money purchase pension plan providing:

                                  (A)      a nonintegrated employer
                          contribution rate of at least 10% of compensation (as defined in Section 414(n) of the Code),

                                  (B)      immediate participation, and

                                  (C)      a full and immediate Vested Interest.

                 (c) For purposes of section 1.25(b), the term "leased employee" means any person (other than an employee of the Employer) who, pursuant to an agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and one or more Affiliates) on a substantially full time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of such Employer.

         1.26 "EMPLOYER" shall mean the Company and any subsidiary, related corporation, or other entity that adopts this Plan with the consent of the Company.

         1.27 "EMPLOYER SECURITIES ACCOUNT" shall mean a subaccount which may be established pursuant to section 7.2 with respect to matching contributions and savings contributions invested in common stock of the Company held within the Publix Stock Fund, and adjustments thereto.

         1.28 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. References to a specific section of ERISA shall include references to any successor provisions.

         1.29 "FAMILY MEMBER" of a Highly Compensated Employee, as defined in section 1.30, shall mean such Employee's spouse, lineal descendant or ascendant, or the spouse of his lineal descendant or ascendant; provided, however, that for purposes of determining the $150,000 limit on a Highly Compensated Employee's Compensation, as described in section 1.15, the term "Family Member" shall include only the Employee's spouse and his lineal descendants who have not attained age 19 before the close of the Plan Year.





                                       7.

         1.30 "HIGHLY COMPENSATED EMPLOYEE" shall mean any Employee during the Plan Year or the immediately preceding Plan Year

                 (a)      who was a 5% owner of an Employer or an Affiliate;

                 (b) whose Section 415 Compensation was more than $75,000 (adjusted under such regulations as may be issued by the Secretary of Treasury);

                 (c) whose Section 415 Compensation was more than $50,000 (adjusted under such regulations as may be issued by the Secretary of Treasury), and who was a member of the "top paid group." As used herein, "top paid group" shall mean all Employees who are in the top 20% of the Employer's or an Affiliate's work force on the basis of
         Section 415 Compensation paid during the year; or

                 (d) who was an officer of an Employer or an Affiliate and received compensation in excess of 50% of the amount in effect under
         Section 415(b)(1)(A) of the Code for any such Plan Year (adjusted under such regulations as may be issued by the Secretary of the Treasury); provided, however, that in no event shall more than 50 Employees (or, if less, the greater of three Employees or ten percent (10%) of the Employees) be considered Highly Compensated Employees merely by reason of their status as officers of an Employer or an Affiliate, and, provided further, that if no officer of an Employer or an Affiliate received compensation in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year, then the highest paid officer shall be considered a Highly Compensated Employee.

Notwithstanding the preceding provisions of this section, for purposes of determining whether an Employee shall be treated as a "Highly Compensated Employee" for the current Plan Year, an Employee who is not described in subsection (b), (c) or (d) for the immediately preceding Plan Year shall not be treated as subject to subsection (b), (c) or (d) unless such Employee is a member of the group consisting of the 100 Employees paid the greatest Section 415 Compensation during the current Plan Year. The term "Highly Compensated Employee" shall also mean any former Employee who separated from service (or was deemed to have separated from service) prior to the Plan Year, performs no service for an Employer during the Plan Year, and was an actively employed Highly Compensated Employee in the separation year or any Plan Year ending on or after the date the Employee attained age 55. For purposes of determining whether a Participant is a Highly Compensated Employee, if any Employee is a Family Member of a Highly Compensated Employee who is (i) a 5% owner of an Employer, or (ii) one of the ten Highly Compensated Employees paid the greatest amount of Section 415 Compensation during the Plan Year, then such Family Member shall not be considered as a separate Employee and any Section 415 Compensation paid to such Family Member (and any applicable benefit or contribution





                                       8.

on behalf of such Family Member) shall be treated as if it were paid to or on behalf of the related Highly Compensated Employee. For purposes of this section, each Employee's Section 415 Compensation shall be adjusted as required by Section 414(q)(7)(B) of the Code.

         1.31    (a)      "HOUR OF SERVICE" shall mean

                          (1) an hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or an Affiliate;

                          (2) an hour for which an Employee is paid, or entitled to payment, by an Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. Notwithstanding the preceding,

                                  (A)      an hour for which an Employee is
                          directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited under this section 1.31(a)(2) to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws; and

                                  (B)      an hour shall not be credited for a
                          payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee;

                          (3) an hour which otherwise would normally be credited to an Employee but for the fact that such Employee is on an unpaid leave of absence authorized by an Employer or an Affiliate. The Hours of Service to be credited to an Employee under the provisions of this section 1.31(a)(3) are the Hours of Service that otherwise would normally have been credited to such Employee but for the absence in question or, in any case in which the Administrator is unable to determine such hours, the number of Hours of Service credited to such Employee shall be equal to forty (40) Hours of Service for each week of the authorized leave of absence. Notwithstanding the preceding, no Hours of Service shall be credited under this section 1.31(a)(3) to an Employee on account of any portion of an authorized, unpaid leave of absence that exceeds six months (whether or not such period occurs in a single Plan Year);





                                       9.

                          (4) an hour credited to an Employee who has been granted by his Employer an extended, unpaid leave of absence solely for the purpose of serving in the armed forces of the United States of America, whether voluntarily or as a result of the operation of a compulsory military service law. Such extended, unpaid leave of absence shall include the ninety
                 (90) day period immediately following his discharge from such armed forces, or any longer period after his discharge in which his employment rights are guaranteed by law. The Hours of Service to be credited to an Employee under the provisions of this section 1.31(a)(4) shall be equal to forty (40) Hours of Service for each week of the extended, unpaid leave of absence. Notwithstanding the preceding, no Hours of Service shall be credited under this section 1.31(a)(4) to an Employee on account of any portion of an extended, unpaid leave of absence that exceeds five years, unless the Employee's rights are otherwise guaranteed by law. Furthermore, no Hours of Service shall be credited under this section 1.31(a)(4) to an Employee on account of any portion of such a leave of absence if the Employee fails to obtain an honorable discharge upon completion of his military service, unless otherwise required by law; and

                          (5) an hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate; provided, however, that the same Hour of Service shall not be credited both under section 1.31(a)(1), (2), (3), or (4), as the case may be, and under this section 1.31(a)(5). Crediting of an Hour of Service for back pay awarded or agreed to with respect to periods described in sections 1.31(a)(2), (3), and (4) shall be subject to the limitations set forth in those sections.

         The definition set forth in this section 1.31(a) is subject to the special rules contained in Department of Labor Regulations Sections 2530.200b-2(b) and (c), and any regulations amending or superseding such Sections, which special rules are hereby incorporated in the definition of "Hour of Service" by this reference.

                 (b) Notwithstanding the provisions of section 1.31(a), each Employee who was employed by the Company, Publix Food Stores, Inc., or Publix Market, Inc. on October 1, 1975, shall be credited with one thousand (1,000) Hours of Service for each twelve (12) continuous months of service commencing with his most recent employment commencement date prior to October 1, 1975, and ending October 1, 1975. In addition, each such Employee shall be credited with forty (40) Hours of Service for each week of employment during the period beginning on his most





                                      10.

         recent Anniversary Date prior to October 1, 1975, and ending on October 1, 1975.

                 (c)      (1)     Notwithstanding the other provisions of this
                 "Hour of Service" definition, in the case of an Employee who is absent from work for any period by reason of her pregnancy, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or for purposes of caring for such child for a reasonable period beginning immediately following such birth or placement, the Employee shall be treated as having those Hours of Service described in section 1.31(c)(2).

                          (2) The Hours of Service to be credited to an Employee under the provisions of section 1.31(c)(1) are the Hours of Service that otherwise would normally have been credited to such Employee but for the absence in question or, in any case in which the Plan is unable to determine such hours, eight Hours of Service per day of such absence; provided, however, that the total number of hours treated as Hours of Service under this section 1.31(c) by reason of any such pregnancy or placement shall not exceed 501 hours.

                          (3) The hours treated as Hours of Service under this section 1.31(c) shall be credited only in the consecutive 12-month period beginning with the Employee's Anniversary Date in which the absence from work begins, if the crediting is necessary to prevent a One Year Break in Service in such 12-month period or, in any other case, in the immediately following 12-month period.

                          (4) Credit shall be given for Hours of Service under this section 1.31(c) solely for purposes of determining whether a One Year Break in Service has occurred for participation or vesting purposes; credit shall not be given hereunder for any other purposes (including, without limitation, benefit accrual).

                          (5)     Notwithstanding any other provision of this
                 section 1.31(c), no credit shall be given under this section 1.31(c) unless the Employee in question furnishes to the Plan Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for reasons referred to in section 1.31(c)(1) and the number of days for which there was such an absence.

         1.32 "KEY EMPLOYEE" shall mean any Employee or former Employee (and the beneficiaries of such Employee) who is at any time during the Plan Year (or was at any time during the four preceding Plan Years)





                                      11.

                 (a) an officer of an Employer or an Affiliate having an aggregate annual compensation from the Employer and its Affiliates in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year, provided, however, that no more than the lesser of--

                          (1)     50 Employees, or

                          (2) the greater of (i) three Employees or (ii) 10 percent of all Employees,

         shall be treated as officers, and such officers shall be those with the highest annual compensation in the five-year period;

                 (b) one of the ten Employees owning (or considered as owning) the largest interests in an Employer or an Affiliate, owning more than a 1/2% interest in the Employer or an Affiliate, and having an aggregate annual compensation from the Employer and its Affiliates of more than the limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year that includes the last day of the Plan Year;

                 (c)      a 5% owner of an Employer or an Affiliate; or

                 (d) a 1% owner of an Employer or an Affiliate having an aggregate annual compensation from the Employer and its Affiliates of more than $150,000.

Ownership shall be determined in accordance with Section 416(i)(1)(B) and (C) of the Code. For purposes of subsection (b), if two Employees have the same ownership interest in an Employer or an Affiliate, the Employee having the greatest annual compensation from the Employer and all Affiliates shall be treated as having a larger interest. For purposes of this section, "compensation" shall mean compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by an Employer on behalf of an Employee pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h), or Section 403(b) of the Code.

         1.33 "LIMITATION YEAR" shall mean the 12-month period ending each December 31.

         1.34 "MATCHING CONTRIBUTIONS ACCOUNT" shall mean an account established pursuant to section 7.2 with respect to contributions to this Plan on behalf of a Participant by an Employer pursuant to section 6.2.

         1.35 "NON-KEY EMPLOYEE" shall mean, with respect to any Plan Year, an Employee or former Employee who is not a Key Employee (including any such Employee who formerly was a Key Employee).





                                      12.

         1.36 "NORMAL RETIREMENT DATE" shall mean the date on which a Participant attains the age of sixty (60) years.

         1.37 "ONE YEAR BREAK IN SERVICE" shall mean a year beginning with an Employee's Anniversary Date in which an Employee has 500 or fewer Hours of Service, and it shall be deemed to occur on the last day of any such year.

         1.38 "OTHER INVESTMENTS ACCOUNT" shall mean a subaccount which may be established pursuant to section 7.2 with respect to matching contributions and savings contributions, invested in assets other than common stock of the Company held within the Publix Stock Fund, and adjustments thereto.

         1.39 "PARTICIPANT" shall mean any eligible Employee of an Employer who participates in the Plan in accordance with the provisions of Article V and, except as otherwise provided by sections 1.2, 1.3, 1.4, 1.5, 1.15(b), 5.2 and 7.4 and Article VI, shall include any former employee of an Employer who became a Participant under the Plan and who still has a balance in an Account under the Plan.

         1.40 "PLAN" shall mean the 401(k) plan as herein set forth, as it may be amended from time to time.

         1.41    "PLAN ADMINISTRATOR" shall mean the Company.

         1.42    "PLAN YEAR" shall mean the 12-month period ending on December
31.

         1.43 "POOLED INVESTMENT FUND" shall mean a Directed Investment Fund established under Article X, the combined assets of which shall consist of the common investments of all Participants selecting the Directed Investment Fund.

         1.44 "PRIMARY TRUST FUND" shall mean the trust fund established under the Agreement and Declaration of Trust between the Company and the Primary Trustee from which the amounts of supplementary compensation provided for by the Plan (other than amounts to be held by the Publix Stock Fund Trustee) are to be paid or are to be funded.

         1.45 "PRIMARY TRUSTEE" shall mean the individual, individuals, or corporation designated as trustee under the Agreement and Declaration of Trust for the Primary Trust Fund.

         1.46 "PUBLIX STOCK FUND" shall mean the trust fund established under the Agreement and Declaration of Trust between the Company and the Publix Stock Fund Trustee from which the amounts of supplementary compensation provided by the Plan and invested in common stock of the Company are to be paid or are to be funded.





                                      13.

         1.47 "PUBLIX STOCK FUND TRUSTEE" shall mean the individual, individuals, or corporation designated as trustee under the Agreement and Declaration of Trust for the Publix Stock Fund.

         1.48 "SAVINGS CONTRIBUTIONS ACCOUNT" shall mean an account established pursuant to section 7.2 with respect to savings contributions made under salary reduction arrangements pursuant to section 6.1.

         1.49 "SECTION 415 COMPENSATION" shall include all wages and other payments of compensation to a Participant from all Employers and all Affiliates for personal services actually rendered for which the Employers and Affiliates are required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code (and without regard to any provisions under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed).

         1.50 "SEGREGATED INVESTMENT FUND" shall mean a Directed Investment Fund established under Article X, in which the assets of each Participant selecting the Directed Investment Fund shall be separately invested, and for which the earnings attributable to such assets shall be separately accounted.

         1.51 "TOP HEAVY PLAN" shall mean this Plan if the aggregate account balances (not including voluntary rollover contributions made by any Participant from an unrelated plan) of the Key Employees and their beneficiaries for such Plan Year exceed 60% of the aggregate account balances (not including voluntary rollover contributions made by any Participant from an unrelated plan) for all Participants and their beneficiaries. Such values shall be determined for any Plan Year as of the last day of the immediately preceding Plan Year. The account balances on any determination date shall include the aggregate distributions made with respect to Participants during the five-year period ending on the determination date. For the purposes of this definition, the aggregate account balances for any Plan Year shall include the account balances and accrued benefits of all retirement plans qualified under Section 401(a) of the Code with which this Plan is required to be aggregated to meet the requirements of Section 401(a)(4) or 410 of the Code (including terminated plans that would have been required to be aggregated with this Plan) and all plans of an Employer or an Affiliate in which a Key Employee participates; and such term may include (at the discretion of the Plan Administrator) any other retirement plan qualified under Section 401(a) of the Code that is maintained by an Employer or an Affiliate, provided the resulting aggregation group satisfies the requirements of Sections 401(a) and 410 of the Code. All calculations shall be on the basis of actuarial assumptions that are specified by the Plan Administrator and applied on a uniform basis to all plans in the applicable aggregation group. The account balance of any Participant shall not be taken into account if:





                                      14.

                 (a) he is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, or

                 (b) he has not performed any service for an Employer during the five-year period ending on the determination date.

         1.52 "TRUST" or "TRUSTS" shall mean the trust or trusts established by one or more of the Agreements and Declarations of Trust.

         1.53 "TRUSTEE" or "TRUSTEES" shall mean the Primary Trustee and/or the Publix Stock Fund Trustee.

         1.54 "TRUST FUND" or "TRUST FUNDS" shall mean the Primary Trust Fund and/or the Publix Stock Fund.

         1.55 "VALUATION DATE" shall mean March 31, June 30, September 30, and December 31, and such other dates as may be selected by the Plan Administrator. For purposes of determining interim valuations of any portion of Participants' Savings Contributions Accounts attributable to any Directed Investment Fund other than the Publix Stock Fund, the Plan Administrator may establish an interim Valuation Date on each Business Day.

         1.56 "VALUATION PERIOD" shall mean the period beginning with the first day after a Valuation Date and ending with the next Valuation Date.

         1.57 "VESTED INTEREST" shall mean, as of any date, the amount equal to a fixed, nonforfeitable percentage of a Participant's Account balance or contribution as determined pursuant to section 8.3(b).

         1.58    (a)      "YEAR OF SERVICE" shall mean each of the consecutive
         12-month periods beginning with the Employee's Anniversary Date if during such consecutive 12-month period, the Employee completes 1,000 Hours of Service for an Employer or an Affiliate thereof.

                 (b) For purposes of Article V and section 6.2, a Year of Service is not completed until the end of each consecutive 12-month period without regard to when during the period that 1,000 Hours of Service are completed. For purposes of Article V, an Employee's Years of Service shall not include any Years of Service prior to a One Year Break in Service until the Employee completes a Year of Service after the One Year Break in Service.

                 (c) For purposes of Article VIII and section 14.1(e), an Employee's Years of Service shall not include the following:





                                      15.

                          (1) any Year of Service prior to a One Year Break in Service, but only prior to such time as the Participant has completed a Year of Service after such One Year Break in Service; and

                          (2) any Year of Service prior to a One Year Break in Service if the Participant had no Vested Interest in the balance of his Accounts at the time of such One Year Break in Service and if the number of consecutive years in which a One Year Break in Service occurred equaled or exceeded the greater of five or the number of Years of Service completed by the Employee prior thereto (not including any Years of Service not required to be taken into consideration under the Plan as then in effect as a result of any prior One Year Break in Service).

                 (d) For all purposes of this Plan, "Years of Service" shall include:

                          (1) for persons employed in stores acquired by the Company from Kroger Company on or after November 7, 1988, and before September 1, 1992, service with such predecessor employer;

                          (2) for persons employed by the Par 3 Golf Center, Lakeland, Florida acquired by the Company on September 9, 1988, service with such predecessor employer; and

                          (3) for persons employed by Wolfson Pharmacy acquired by the Company on July 31, 1988, service with such predecessor employer.


                                   ARTICLE II

                       ESTABLISHMENT AND NAME OF THE PLAN

         A 401(k) plan is hereby established in accordance with the terms hereof and shall be known as the "PUBLIX SUPER MARKETS, INC. 401(k) SMART PLAN."


                                  ARTICLE III

                       PURPOSE OF THE PLAN AND THE TRUSTS

         3.1 EXCLUSIVE BENEFIT. This Plan is created for the sole purpose of providing benefits to the Participants and enabling them to share in the growth of their Employer. Except as otherwise permitted by law, in no event shall any part of the principal or income of the Trusts be paid to or reinvested in any Employer or be used for or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their beneficiaries.





                                      16.

         3.2     MISTAKE OF FACT.  Notwithstanding the foregoing provisions of section 3.1, any contribution made by an Employer to this Plan by a mistake of fact may be returned to the Employer within one year after the payment of the contribution; and any contribution made by an Employer that is conditioned upon the deductibility of the contribution under Section 404 of the Code (each contribution shall be presumed to be so conditioned unless the Employer specifies otherwise) may be returned to the Employer if the deduction is disallowed and the contribution is returned (to the extent disallowed) within one year after the disallowance of the deduction.

         3.3 PARTICIPANT'S RIGHTS. The establishment of this Plan shall not be considered as giving any Employee, or any other person, any legal or equitable right against any Employer, any Affiliate, the Plan Administrator, the Primary Trustee, the Publix Stock Fund Trustee or the principal or the income of the Trusts, except to the extent otherwise provided by law. The establishment of this Plan shall not be considered as giving any Employee, or any other person, the right to be retained in the employ of any Employer or any Affiliate.

         3.4 QUALIFIED PLAN. This Plan and the Trusts are intended to qualify under the Code as a tax-free employees' plan and trust, and the provisions of this Plan and the Trusts should be interpreted accordingly.


                                   ARTICLE IV

                               PLAN ADMINISTRATOR

         4.1 ADMINISTRATION OF THE PLAN. The Plan Administrator shall control and manage the operation and administration of the Plan, except with respect to the investments to be made of the funds in the Trusts and except with respect to such other duties of the Trustees as set forth in the Agreements and Declarations of Trust.

         4.2 POWERS AND DUTIES. The Administrator shall have complete control over the administration of the Plan herein embodied, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrator shall have the power and discretion to interpret or construe this Plan and to determine all questions that may arise as to the status and rights of the Participants and others hereunder.

         4.3 DIRECTION OF TRUSTEES. It shall be the duty of the Administrator to direct the Trustees with regard to the distribution of the benefits to the Participants and others hereunder.





                                      17.

         4.4 SUMMARY PLAN DESCRIPTION. The Plan Administrator shall prepare or cause to be prepared a Summary Plan Description (if required by law) and such periodic and annual reports as are required by law.

         4.5 DISCLOSURE. At least once each year, the Administrator shall furnish to each Participant a statement containing the value of his interest in the Trust Funds and such other information as may be required by law.

         4.6 CONFLICT IN TERMS. The Administrator shall notify each Employee, in writing, as to the existence of the Plan and Trusts and the basic provisions thereof. In the event of any conflict between the terms of this Plan and Trusts as set forth in this Plan and in the Agreements and Declarations of Trust and as set forth in any explanatory booklet or other description, this Plan and the Agreements and Declarations of Trust shall control.

         4.7 NONDISCRIMINATION. The Administrator shall not take any action or direct the Trustees to take any action whatsoever that would result in unfairly benefiting one Participant or group of Participants at the expense of another or in improperly discriminating between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

         4.8 RECORDS. The Plan Administrator shall keep a complete record of all its proceedings as the administrator of the Plan and all data necessary for the administration of the Plan. All of the foregoing records and data shall be located at an appropriate office of the Administrator (or its agent).

         4.9 FINAL AUTHORITY. Except to the extent otherwise required by law, the decision of the Plan Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Employer and each Employee, member and beneficiary and every other interested or concerned person or party.

         4.10    CLAIMS.

                 (a) Claims for benefits under the Plan may be made by a Participant or a beneficiary of a deceased Participant on forms supplied by the Plan Administrator. Written notice of the disposition of a claim shall be furnished to the claimant by the Administrator within ninety (90) days after the application is filed with the Administrator, unless special circumstances require an extension of time for processing, in which event action shall be taken as soon as possible, but not later than one hundred eighty (180) days after the application is filed with the Administrator; and, in the event that no action has been taken within such ninety (90) or one hundred eighty
         (180) day period, the claim shall be deemed to be denied for the





                                      18.

         purposes of section 4.10(b). In the event that the claim is denied, the denial shall be written in a manner calculated to be understood by the claimant and shall include the specific reasons for the denial, specific references to pertinent Plan provisions on which the denial is based, a description of the material information, if any, necessary for the claimant to perfect the claim, an explanation of why such material information is necessary and an explanation of the claim review procedure.

                 (b) If a claim is denied (either in the form of a written denial or by the failure of the Plan Administrator, within the required time period, to notify the claimant of the action taken), a claimant or his duly authorized representative shall have sixty (60) days after the receipt of such denial to petition the Plan Administrator in writing for a full and fair review of the denial, during which time the claimant or his duly authorized representative shall have the right to review pertinent documents and to submit issues and comments in writing. The Plan Administrator shall promptly review the claim and shall make a decision not later than sixty (60) days after receipt of the request for review, unless special circumstances require an extension of time for processing, in which event a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after the receipt of the request for review. If such an extension is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the Plan provisions on which the decision is based.

         4.11 APPOINTMENT OF ADVISORS. The Administrator may appoint such accountants, counsel (who may be counsel for an Employer), specialists and other persons that it deems necessary and desirable in connection with the administration of this Plan. The Administrator, by action of its Board of Directors, shall designate one or more of its employees to perform the duties required of the Administrator hereunder.


                                   ARTICLE V

                         ELIGIBILITY AND PARTICIPATION

         5.1 CURRENT EMPLOYEES. Any Employee of an Employer on the Effective Date of this Plan who has completed one Year of Service and has attained age 19 shall enter the Plan on such Effective Date.





                                      19.

         5.2 ELIGIBILITY AND PARTICIPATION. Thereafter, any Employee of an Employer shall be eligible to become a Participant in the Plan upon completing one Year of Service and attaining age 19. Any such eligible Employee shall enter the Plan as a Participant, if he is still an Employee of an Employer, on his Eligibility Date. Each Participant shall continue to participate in the Plan so long as he is employed by an Employer and, for purposes of maintaining his Accounts, throughout any subsequent period during which he is credited with a balance in one or more Accounts; provided, however, a Participant who incurs a One Year Break in Service while remaining employed by an Employer shall not be treated as an eligible Participant, for purposes of sections 1.2, 1.3, 1.4, 1.5, 1.15(b) and 7.4 and Article VI, during the period beginning as of the first full pay period following the Participant's Anniversary Date and ending as of the first full pay period following the Participant's subsequent completion of a Year of Service.

         5.3 FORMER PARTICIPANTS. A Participant who ceases to be an Employee and who subsequently reenters the employ of an Employer prior to a One Year Break in Service shall be eligible again to participate on the date of his reemployment. A Participant who ceases to be an Employee and incurs, or who ceases to participate as a result of, a One Year Break in Service, and who subsequently reenters the employ of, or continues his employment with, an Employer shall be required to complete one Year of Service before becoming eligible again to participate in the Plan, but upon completion of such Year of Service, the Participant shall participate from the Saturday of the week during which he completed such Year of Service. A person who has completed one Year of Service and attained age 19 prior to becoming an Employee of an Employer shall enter the Plan as a Participant on the date he becomes an Employee of an Employer (or, if later, on his Eligibility Date).


                                   ARTICLE VI

                           CONTRIBUTIONS TO THE TRUST

         6.1     PARTICIPANTS' SAVINGS CONTRIBUTIONS.

                 (a) The Employer shall contribute to the Trust, on behalf of each eligible Participant (as determined pursuant to section 5.2), a savings contribution as specified in a written salary reduction agreement (if any) between the Participant and such Employer; provided, however, that such contribution for a Participant shall not exceed the lesser of

                          (1) $9,240 (adjusted under such regulations as may be issued from time to time by the Secretary of the Treasury) with respect to any calendar year, or





                                      20.

                          (2) 15% of the Participant's Compensation for such Plan Year (or such lower percentage as may be determined periodically by the Board of Directors).

                 (b)      (1)     If a Participant's savings contributions,
                 together with any elective contributions by the Participant to any other plans of his Employer or an Affiliate intended to qualify under Sections 401(k) or 403(b) of the Code, exceed the limitation set forth in section 6.1(a)(1) for any calendar year, the Administrator, upon notification from the Participant or his Employer, shall refund to such Participant the portion of such excess that is attributable to savings contributions to the Plan, increased by the earnings thereon for such calendar year and the subsequent period preceding the date of the refund (such earnings shall be determined by the Plan Administrator in a manner consistent with the provisions of section 7.4 and Treasury Regulation Section 1.402(g)-1(e)(5)) and reduced by any excess savings contributions and earnings for the Plan Year beginning with or within the calendar year that have been previously distributed to the Participant in accordance with the provisions of section 6.1(f). Any such refund shall be made on or before April 15 immediately following the calendar year in which the excess savings contribution is made.

                          (2) If a Participant's savings contributions, together with any elective contributions by the Participant to any other plans intended to qualify under Sections 401(k), 403(b), 408(k) or 457 of the Code, exceed the limitation set forth in section 6.1(a)(1) for any calendar year (after the application of section 6.1(b)(1)), the Administrator may refund to such Participant, at the Participant's request, the portion of such excess that is attributable to savings contributions to the Plan, increased by the earnings thereon for such calendar year and the subsequent period preceding the date of the refund (determined as provided in section 6.1(b)(1)) and reduced by any excess savings contributions and earnings for the Plan Year beginning with or within the calendar year that have been previously distributed to the Participant in accordance with the provisions of section 6.1(f). Any such refund shall be made on or before April 15 immediately following the calendar year in which the excess savings contribution is made.

                          (3) Excess savings contributions and earnings shall be determined for purposes of section 6.1(a)(1), section 6.1(b)(1), and section 6.1(b)(2) after taking into account any previous refunds to the Participant of excess savings contributions and earnings for the Plan Year ending with or within the calendar year made in accordance with the provisions of section 6.1(f).





                                      21.

                 (c) Any salary reduction agreement shall be executed and in effect prior to the first day of the first pay period to which it applies. Any such agreement may be revised by the Participant, with the approval of the Administrator, as of any pay period if the revision is received by the Plan Administrator prior to the first day of the first pay period to which the revision applies.

                 (d) The Administrator shall have the right to require any Participant to reduce his savings contributions under any such agreement, or to refuse deferral of all or part of the amount set forth in such agreement, if necessary to comply with the requirements of this Plan and the Code.

                 (e) A Participant may suspend further savings contributions to the Plan at any time, provided the request for such suspension is received by the Plan Administrator prior to the first day of the first pay period to which such suspension applies. Any Participant who has previously entered into a salary reduction agreement and who suspends further savings contributions relating to periodic pay may reinstate such contributions by providing written notice to the Plan Administrator prior to the first day of the first pay period to which it applies; provided, however, that such pay period shall not begin less than 90 days after the suspension of savings contributions became effective.

                 (f)      (1)     In the event that the savings contributions
                 of Highly Compensated Employees exceed the limitations set forth in section 6.3, such excess (plus the earnings thereon for the Plan Year to which the excess contributions relate), determined as set forth below, shall be distributed to the Highly Compensated Employees on or before the 15th day of the third month after the close of the Plan Year to which the excess contributions relate. Notwithstanding the preceding sentence, the Plan Administrator may delay the distribution of any excess savings contributions (plus the earnings thereon for the Plan Year to which the excess contributions relate) attributable to an Employer beyond the 15th day of the third month of such Plan Year, if the Employer consents to such delay and the Administrator refunds all such excess amounts not later than 12 months after the close of the Plan Year to which the excess contributions relate.

                          (2)     (A)      The amount of such excess for a
                          Highly Compensated Employee for the Plan Year shall be determined by reducing the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio to the extent required to





                                      22.

                                        (i)    enable the arrangement to
                                  satisfy the limitations set forth in section
                                  6.3, or

                                        (ii)    cause such Highly Compensated
                                  Employee's Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio.

                          This process shall be repeated until the arrangement satisfies the limitations set forth in section 6.3.

                                  (B)      For each Highly Compensated
                          Employee, the amount of such excess shall be deemed to equal

                                        (i)     the total savings contributions
                                  on behalf of the Participant (determined prior to the application of this section 6.1(f)), minus

                                        (ii)    the amount determined by
                                  multiplying the Participant's Actual Deferral Ratio (determined after application of this section 6.1(f)) by his Compensation used in determining such ratio.

                          (3) Earnings attributable to excess contributions of a Highly Compensated Employee shall be determined by the Plan Administrator, as of the last day of the Plan Year to which such excess contributions relate (and taking into account the subsequent period preceding the date of the refund), in a manner consistent with the provisions of section
                 7.4 and Treasury Regulation Section 1.401(k)-1(f)(4)(ii).

                          (4) Excess savings contributions and earnings determined under sections 6.1(f)(2) and (3) shall be reduced by any excess savings contributions and earnings for the calendar year ending with or within the Plan Year that have been previously refunded to the Participant in accordance with the provisions of section 6.1(b).

                          (5) In the event that a Highly Compensated Employee's Actual Deferral Ratio is determined on the basis of both his contributions and the contributions of his Family Members, any excess savings contributions and earnings attributable to such Highly Compensated Employee under this section 6.1(f) shall be distributed to the Highly Compensated Employee and his Family Members in proportion to the relative savings contributions of the Highly Compensated Employee and his Family Members for the Plan Year.





                                      23.

         6.2     MATCHING CONTRIBUTIONS.

                 (a) Each Employer, at the discretion of its Board of Directors, may contribute to the Trust a matching contribution on behalf of each eligible Participant (as determined pursuant to sections 5.2 and 6.2(b)) for whom a savings contribution is made during the Plan Year. Such matching contribution shall be equal to a specified percentage of the amount of the savings contribution (or specified percentages of separate portions of the amount of the savings contribution) made to the Plan by the Participant, and may be limited to a specified percentage (or percentages) of the Participant's Compensation or a specified maximum dollar amount (or amounts). The percentage (or percentages) of the matching contribution, and any maximum percentage (or percentages) or dollar amount (or amounts), shall be determined by the Board of such Employer. No matching contribution shall be required for the portion of a Participant's savings contribution subject to the refund requirements of section 6.1(b) or 6.1(f).

                 (b) A Participant shall be eligible to share in the matching contribution described in section 6.2(a) for a Plan Year if
         (1) he has been credited with a Year of Service as of the date preceding his Anniversary Date occurring during the Plan Year and if he is employed by his Employer on the last day of such Plan Year, or
         (2) if his employment is terminated during the Plan Year (regardless of whether such termination is the result of retirement, disability [as defined in section 8.2(b)], death, or severance of employment) and he has a Vested Interest in the balance of his Matching Contributions Account as of his date of termination.

                 (c) Except as noted in section 6.2(d), any matching contribution made by an Employer on account of a savings contribution that has been refunded pursuant to section 6.1(b) or section 6.1(f), above, shall be forfeited, and used to reduce matching contributions for the Plan Year in which the forfeiture occurs. In the event that forfeitures arising pursuant to this section 6.2(c) exceed the amount that may be used to reduce matching contributions for the Plan Year, any additional forfeitures shall be allocated as additional matching contributions to the Matching Contributions Accounts of Participants other than those whose matching contributions have been reduced hereunder.

                 (d) In the event that the matching contributions for Compensated Employees exceed the limitations of section 6.3:

                          (1) Any nonvested excess matching contributions (including earnings thereon for the Plan Year to which the excess matching contributions relate), if any, shall






                                      24.

                 be forfeited and used to reduce matching contributions under this section 6.2.

                          (2) Any vested excess matching contributions (including earnings thereon for the Plan Year to which the excess contributions relate), if any, shall be distributed to the Highly Compensated Employees on or before the 15th day of the third month after the close of the Plan Year to which the matching contributions relate. Notwithstanding the preceding sentence, the Plan Administrator may delay the distribution of any excess matching contributions (plus the earnings thereon for the Plan Year to which the excess matching contributions relate) attributable to an Employer beyond the 15th day of the third month of such Plan Year, if the Employer consents to such delay and the Administrator refunds all such excess amounts not later than 12 months after the close of the Plan Year to which the excess matching contributions relate.

                          (3)     The amount of such excess matching
                 contributions for a Highly Compensated Employee for the Plan Year shall be determined by the following leveling method, under which the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced to the extent required to

                                  (A)      enable the Plan to satisfy the
                          limitations set forth in section 6.3, or

                                  (B)      cause such Highly Compensated
                          Employee's Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio.

                 This process shall be repeated until the Plan satisfies the limitations set forth in section 6.3. For each Highly Compensated Employee, the amount of such excess is equal to the total matching contributions on behalf of the Employee (determined prior to the application of this section 6.2(d)(3)) minus the amount determined by multiplying the Employee's Actual Contribution Ratio (determined after application of this section 6.2(d)(3)) by his Compensation used in determining such ratio.

                          (4) In determining the amount of such excess, Actual Contribution Ratios shall be rounded to the nearest one-hundredth of one percent of the Employee's Compensation.





                                      25.

                          (5) In no case shall the amount of such excess with respect to any Highly Compensated Employee exceed the amount of matching contributions on behalf of such Highly Compensated Employee for such Plan Year.

                          (6) Earnings attributable to excess contributions shall be determined by the Plan Administrator, as of the last day of the Plan Year to which such excess contributions relate (and taking into account the subsequent period preceding the date of the distribution and/or forfeiture), in a manner consistent with the provisions of section 7.4 and Treasury Regulation Section 1.401(m)-1(e)(3)(ii).

                          (7) In the event that a Highly Compensated Employee's Actual Contribution Ratio is determined on the basis of both his matching contributions and the matching contributions attributable to his Family Members, any excess contributions and earnings attributable to such Highly Compensated Employee that are forfeitable and distributable as provided in sections 6.2(d)(1) and (2) shall be allocated to the Highly Compensated Employee and his Family Members in proportion to the relative contributions of the Highly Compensated Employee and his Family Members that are taken into account in determining the Highly Compensated Employee's Actual Contribution Ratio for the Plan Year.

         6.3 LIMITATIONS ON SAVINGS AND MATCHING CONTRIBUTIONS. The amounts contributed as savings and matching contributions shall be limited as follows:

                 (a)      Actual Deferral Percentage:

                          (1) The Actual Deferral Percentage for the group of Highly Compensated Employees for a Plan Year shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees multiplied by 1.25, or

                          (2) The excess of the Actual Deferral Percentage for the group of Highly Compensated Employees for a Plan Year over the Actual Deferral Percentage for the group of all other eligible Employees shall not exceed two (2) percentage points (or such lesser amount as may be required by section 6.3(c)); and the Actual Deferral Percentage for the group of Highly Compensated Employees shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees, multiplied by 2.0 (or such lesser amount as may be required by section 6.3(c)); and





                                      26.

                 (b)      Actual Contribution Percentage:

                          (1) The Actual Contribution Percentage for the group of Highly Compensated Employees for a Plan Year shall not exceed the Actual Contribution Percentage for the group of all other eligible Employees, multiplied by 1.25, or

                          (2) The excess of the Actual Contribution Percentage for the group of Highly Compensated Employees for a Plan Year over the Actual Contribution Percentage for the group of all other eligible Employees shall not exceed two (2) percentage points (or such lesser amount as may be required by section 6.3(c)); and the Actual Contribution Percentage for the group of Highly Compensated Employees shall not exceed the Actual Contribution Percentage for the group of all other eligible Employees, multiplied by 2.0 (or such lesser amount as may be required by section 6.3(c)).

                 (c)      Multiple Use Restriction:

                          (1) The provisions of this section 6.3(c) shall apply if:

                                  (A)      one or more Highly Compensated
                          Employees are subject to both the Actual Deferral Percentage test described in section 6.3(a) and the Actual Contribution Percentage test described in section 6.3(b);

                                  (B)      the sum of the Actual Deferral
                          Percentage and the Actual Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit defined in section 6.3(c)(3) below;

                                  (C)      the Actual Deferral Percentage for
                          the group of Highly Compensated Employees eligible to make savings contributions for a Plan Year exceeds the limitation set forth in section 6.3(a)(1); and

                                  (D)      the Actual Contribution Percentage
                          for the group of Highly Compensated Employees eligible to receive matching contributions for a Plan Year exceeds the limitation set forth in section 6.3(b)(1).

                          (2) The Actual Deferral Percentage and the Actual Contribution Percentage for the Highly Compensated Employees described in section 6.3(c)(1) above shall be determined after any corrections required by sections 6.1





                                      27.

                 and 6.2 to meet the requirements of section 6.3(a) and section 6.3(b).

                          (3)     "Aggregate Limit" shall mean the greater of:

                                  (A)      the sum of:

                                        (i)     125 percent of the greater of
                                  the Actual Deferral Percentage of the
                                  Non-Highly Compensated Employees for the Plan Year or the Actual Contribution Percentage of Non-Highly Compensated Employees for the Plan Year, and

                                        (ii)    the lesser of 200% of, or two
                                  percentage points plus, the lesser of such Actual Deferral Percentage and such Actual Contribution Percentage; or

                                  (B)      the sum of:

                                        (i)     125 percent of the lesser of
                                  the Actual Deferral Percentage of the
                                  Non-Highly Compensated Employees for the Plan Year or the Actual Contribution Percentage of Non-Highly Compensated Employees for the Plan Year, and

                                        (ii)    the lesser of 200% of, or two
                                  percentage points plus, the greater of such Actual Deferral Percentage and such Actual Contribution Percentage.

                          (4)     If each of the provisions of section
                 6.3(c)(1) are met, then the Actual Contribution Percentage of those Highly Compensated Employees eligible to receive matching contributions for a Plan Year will be reduced (beginning with such Highly Compensated Employee whose Actual Contribution Ratio is the highest) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's Actual Contribution Ratio is reduced shall be treated as excess amounts subject to section 6.2(c).

                 (d) For purposes of this section 6.3, if two or more plans of an Employer to which elective salary reduction contributions, voluntary contributions or matching contributions are made are elected by the Employer to be treated as one Plan for purposes of Section 410(b)(6) of the Code, such plans shall be treated as a single plan for purposes of determining the Actual Deferral Percentage and the Actual Contribution Percentage. For purposes of determining the Actual Deferral Percentages and the Actual Contribution Percentages for the group of Highly Compensated Employees and the group of all other eligible Employees, all Employees of the respective group who are





                                      28.

         directly or indirectly eligible to receive allocations of savings contributions and/or matching contributions under the Plan for any portion of the Plan Year, and all Employees of the respective group who elect not to enter into salary reduction agreements pursuant to section 6.1 or whose eligibility to enter into salary reduction agreements has been suspended or otherwise limited because of an election not to participate, a withdrawal, a loan, or a restriction on Annual Additions as set forth in section 7.8, shall be included. For purposes of determining the Actual Deferral Ratio and the Actual Contribution Ratio for a Highly Compensated Employee, all cash or deferred arrangements in which the Employee is eligible to receive allocations of elective contributions and/or matching contributions shall be taken into account, unless otherwise required by Treasury Regulation Sections 1.401(k)-1(g)(1)(ii)(B) and 1.401(m)-1(f)(1)(ii)(B). For purposes of determining the Actual Deferral Ratio and the Actual Contribution Ratio of a Highly Compensated Employee who is (i) a 5% owner of an Employer, or (ii) one of the ten Highly Compensated Employees paid the greatest amount of Compensation during the Plan Year, to the extent required by Section 414(q)(6) of the Code, the elective contributions, matching contributions, voluntary contributions and compensation of such Highly Compensated Employee's Family Members shall be considered the elective contributions, matching contributions, voluntary contributions and compensation, respectively, of such Highly Compensated Employee.

         6.4 MINIMUM TOP HEAVY CONTRIBUTION. For each Plan Year in which this Plan is a Top Heavy Plan, an eligible Participant (as determined pursuant to section 5.2) who is a Non-Key Employee, who is employed by an Employer on the last day of such Plan Year, and who is not a participant in the Publix Super Markets, Inc. Profit Sharing Plan or the Publix Super Markets, Inc. Employee Stock Ownership Plan shall be entitled to receive a minimum contribution from his Employer for such Plan Year equal to three percent (3%) of his Section 415 Compensation (or, if less, the highest aggregate percentage of such Section 415 Compensation allocated to a Key Employee's Savings Contributions Account and Matching Contributions Account hereunder, as well as his Employer contribution accounts under the Publix Super Markets, Inc. Profit Sharing Plan, the Publix Super Markets, Inc. Employee Stock Ownership Plan, and any other defined contribution plan maintained by such Employer or an Affiliate), regardless of whether such Plan Year constitutes a Year of Service for such Participant.

         6.5 FORFEITURES. Except as otherwise specifically provided, any amount forfeited pursuant to the provisions of this Plan shall be used as soon as possible to reduce the matching contributions of an Employer under section
6.2. In the event that forfeitures subject to this section 6.5 exceed the amount that may be used to reduce matching contributions for the Plan Year, any additional





                                      29.

forfeitures shall be used to increase matching contributions as provided in section 7.5(b).

         6.6 PARTICIPANT CONTRIBUTIONS NOT PERMITTED. The Plan Administrator shall not accept any voluntary after-tax Participant contributions or any rollover contributions (within the meaning of Section 402 of the Code).

         6.7 FORM AND TIMING OF CONTRIBUTIONS. Payments on account of the savings contributions due from an Employer for any Plan Year shall be made in cash to the Primary Trustee. Payments on account of the matching contributions due from an Employer for any Plan Year (as well as any Employer contributions required pursuant to section 6.4) shall be made in cash or in shares of common stock of the Company to the Publix Stock Fund Trustee. Such payments may be made by a contributing Employer at any time, but payment of the matching contributions for any Plan Year (as well as any Employer contributions required pursuant to section 6.4) shall be completed on or before the time prescribed by law, including extensions thereof, for filing such Employer's federal income tax return for its taxable year with which or within which such Plan Year ends. Payment of any savings contribution shall be made within ninety (90) days after it is withheld from a Participant's pay, but not later than twelve (12) months after the end of the Plan Year in which such withholding occurs.

         6.8 NO DUTY TO INQUIRE. The Trustees shall have no right or duty to inquire into the amount of any contribution made by an Employer or the method used in determining the amount of any such contribution, or to collect the same, but the Trustees shall be accountable only for funds actually received by the Trustees.


                                  ARTICLE VII

             PARTICIPANTS' ACCOUNTS AND ALLOCATION OF CONTRIBUTIONS

         7.1 COMMON FUND. Except as otherwise provided in this Plan, or the Agreements and Declarations of Trust, the assets of the Trusts (or, to the extent provided in Article X, the assets of any Directed Investment Fund or any portion of a Directed Investment Fund) shall constitute a common fund in which each Participant (or each Participant whose Accounts have been invested in such Fund or portion of such Fund) shall have an undivided interest.

         7.2 ESTABLISHMENT OF ACCOUNTS. The Plan Administrator shall establish and maintain with respect to each Participant two Accounts, designated as a Savings Contributions Account and a Matching Contributions Account. The Plan Administrator may establish and maintain with respect to each Participant's Matching Contributions Account, and any portion of his Savings Contributions Account invested in the Publix Stock Fund, an Employer Securities Account and an Other Investments Account, that may further reflect





                                      30.

the Participant's interest in the Publix Stock Fund. The Plan Administrator may establish such additional Accounts as are necessary to reflect a Participant's interest in the Trust Funds.

         7.3 INTEREST OF PARTICIPANT. The interest of a Participant in the Trust Funds shall be the balance remaining from time to time in his Accounts after making the adjustments required in sections 7.4, 7.5, and 7.6. The balance in the Savings Contributions Account of a Participant shall equal the aggregate interests of such Account held in the Directed Investment Funds. The balance in the Matching Contributions Account of a Participant shall equal the interest of such Account held in the Publix Stock Fund.

         7.4     ALLOCATION OF EARNINGS.   As of each Valuation Date, each of a
Participant's Accounts shall be credited or charged, as the case may be, with a share of the earnings of the Trust Funds for the Valuation Period ending with such current Valuation Date as follows:

                 (a) As of each Valuation Date, any portion of the Participant's Savings Contributions Account that is invested in a Pooled Investment Fund established under section 10.1 (other than the Publix Stock Fund) shall be credited or charged, as the case may be, with a share of the Earnings of such Pooled Investment Fund for the Valuation Period ending with such current Valuation Date. Each Participant's share of the Earnings of a Pooled Investment Fund for any Valuation Period shall be determined by the Plan Administrator on a weighted average basis, so that each Participant with a balance in such Pooled Investment Fund shall receive a pro rata share of the Earnings of such Pooled Investment Fund, taking into account the period of time that each dollar invested in such Pooled Investment Fund has been so invested.

                 (b) As of each Valuation Date, the portion of the Participant's Savings Contributions Account that is invested in each Segregated Investment Fund established under section 10.1 shall be credited or charged, as the case may be, with the Earnings attributable to the Participant's investment in such Segregated Investment Fund for the Valuation Period ending with such current Valuation Date.

                 (c) As of each Valuation Date, the Participant's Matching Contributions Account, and any portion of the Participant's Savings Contributions Account that is invested in the Publix Stock Fund pursuant to section 10.1, shall be credited or charged, as the case may be, with the share of the earnings attributable to the Participant's investment in the Publix Stock Fund for the Valuation Period ending with such current Valuation Date as follows:

                          (1) The portions of the Participant's Matching Contributions Account and Savings Contributions Account credited to Employer Securities Accounts shall be





                                      31.

                 credited with the value of any stock dividends, as well as the aggregate unrealized appreciation or depreciation, for the Valuation Period ending with such current Valuation Date that are received on, or attributable to, shares of common stock of the Company allocated to the Participant's Employer Securities Accounts.

                          (2) The portions of the Participant's Matching Contributions Account and Savings Contributions Account credited to Other Investments Accounts shall be credited or charged, as the case may be, with a share of the Earnings of such Other Investments Accounts for the Valuation Period ending with such current Valuation Date. Each Participant's share of the Earnings of an Other Investments Account for any Valuation Period shall be determined by the Plan Administrator on a weighted average basis, so that each Participant with a balance in such Other Investments Account shall receive a pro rata share of the Earnings of such Other Investments Account, taking into account the period of time that each dollar invested in such Other Investments Account has been so invested.

                          (3) The Participant's Employer Securities Account and Other Investments Account attributable to his Matching Contributions Account (and, to the extent the Participant elects to invest his savings contributions in the Publix Stock Fund, his Savings Contributions Account) shall be further credited and charged with the proceeds of any short-term interim investments that may be made by the Primary Trustee during periods prior to purchase dates for the acquisition of common stock of the Company by the Publix Stock Fund Trustee.

                          (4) The Participant's Employer Securities Account and Other Investments Account attributable to his Matching Contributions Account (and, to the extent the Participant elects to invest his savings contributions in the Publix Stock Fund, his Savings Contributions Account) shall be further adjusted to reflect direct or indirect purchases of the common stock of the Company with assets other than the common stock of the Company, and purchases of assets other than the common stock of the Company in connection with the sale of the common stock of the Company.

         7.5     ALLOCATION OF CONTRIBUTIONS.      Subject to the provisions of
section 7.8, each Participant's Accounts shall be credited with contributions made during the Plan Year as follows:

                 (a) As of each Valuation Date, the Savings Contributions Account of a Participant shall be credited with any savings contributions made by his Employer on his behalf with respect





                                      32.

         to one or more dates occurring during the Valuation Period ending with the Valuation Date.

                 (b) As of each Valuation Date that is the last day of a Plan Year, the Matching Contributions Account of a Participant shall be credited with any matching contributions made by his Employer on his behalf pursuant to section 6.2 with respect to such Plan Year. In addition, the Matching Contributions Account of a Participant shall be credited with any additional matching contributions made, pursuant to section 6.5, with forfeitures in excess of amounts necessary to fund any matching contributions made pursuant to section 6.2. Any additional matching contributions shall be credited to each eligible Participant for whom a savings contribution is made during the Plan Year, and shall equal a uniform percentage of the amount of the savings contribution made to the Plan by the Participant for the Plan Year; provided, however, that no additional matching contribution shall be made for a Participant with respect to any Plan Year for the portion of his savings contribution that is in excess of six percent (6%) of the Participant's Compensation for such Plan Year; and provided, further, that no additional matching contribution shall be required for the portion of a Participant's savings contribution subject to the refund requirements of sections 6.1(b) and 6.1(f). A Participant will not be entitled to share in the matching contributions or additional matching contributions unless he meets the requirements of sections 5.2 and 6.2(b).

                 (c) For each Plan Year in which this Plan is a Top Heavy Plan, a Participant who is not a participant in the Publix Super Markets, Inc. Profit Sharing Plan or the Publix Super Markets, Inc. Employee Stock Ownership Plan and who meets the additional eligibility requirements set forth in section 6.4 for such Plan Year shall be entitled to share in the contribution provided pursuant to section
         6.4. Any such contribution for a Plan Year shall be credited, as of the Valuation Date that is the last day of a Plan Year, to the Matching Contributions Account of the Participant.

         7.6 DISTRIBUTIONS. As of each Valuation Date (unless otherwise provided hereinabove), each Participant's Accounts shall be charged with the amount of any distribution made to, or withdrawal made by, the Participant or his beneficiary from his Accounts during the Valuation Period ending with such Valuation Date.

         7.7 ACCRUAL METHOD. For purposes of all computations required by this Article VII, the accrual method of accounting shall be used, and the Trust Funds and the assets therein shall be valued at their fair market value as of each Valuation Date. The Plan Administrator may adopt such additional accounting procedures as are necessary to accurately reflect each Participant's interest in the Trust Funds. All such procedures shall be applied in a consistent nondiscriminatory manner.





                                      33.

         7.8     LIMITATION ON ALLOCATION OF CONTRIBUTIONS.

                 (a) Notwithstanding anything contained in this Plan to the contrary, the aggregate Annual Additions to a Participant's Accounts under this Plan and under any other defined contribution plans maintained by an Employer or an Affiliate for any Limitation Year shall not exceed the lesser of $30,000 (or, if greater, one quarter of the dollar limitation in effect under Section 415(b)(1)(A) of the Code) or 25% of the Participant's Section 415 Compensation for such Plan Year.

                 (b) In the event that the Annual Additions, under the normal administration of the Plan, would otherwise exceed the limits set forth above for any Participant, or in the event that any Participant participates in both a defined benefit plan and a defined contribution plan maintained by any Employer or any Affiliate and the aggregate annual additions to and projected benefits under all of such plans, under the normal administration of such plans, would otherwise exceed the limits provided by law, then the Plan Administrator shall take such actions, applied in a uniform and nondiscriminatory manner, as will keep the annual additions and projected benefits for such Participant from exceeding the applicable limits provided by law. Excess Annual Additions shall be disposed of as provided in section 7.8(c). Adjustments shall be made to this Plan, if necessary to comply with such limits, before any adjustments shall be required to any other Plan.

                 (c) If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Section 415 Compensation, a reasonable error in determining the amount of elective deferrals that may be made, or other circumstances permitted under
         Section 415 of the Code, the Annual Additions attributable to Employer contributions for a particular Participant (including savings and matching contributions) would cause the limitations set forth in this section 7.8 to be exceeded, the excess amount shall be deemed first to consist of the Participant's savings contributions in excess of any amount subject to a matching contribution for the Plan Year, which excess shall be returned to the Participant. The remaining excess shall be deemed to consist of savings contributions and corresponding matching contributions, in which case the excess savings contributions shall be returned to such Participant and the corresponding matching contributions shall be held and allocated in the manner described below. Any excess amount attributable to matching contributions shall be held unallocated in a suspense account for the Limitation Year, used to reduce matching contributions on behalf of such Participant for the next Limitation Year, and allocated to such Participant in lieu of such reduced contribution as of the end of the next Limitation Year under the terms of section 7.5. Any such allocations shall be treated as Annual Additions to the Matching Contributions Account of the Participant in the





                                      34.

         Limitation Year that they are allocated in lieu of such reduced contributions. In the event that the Participant terminates his participation in this Plan before all of the amounts in a suspense account are allocated to his Matching Contributions Account, then such excess amounts shall be retained in such suspense account, to be reallocated to other Participants as of the end of the next Limitation Year and any succeeding Limitation Years until all amounts in the suspense account are exhausted.

                 (d) In the event that any Participant participates in both a defined benefit plan and a defined contribution plan maintained by his Employer or an Affiliate thereof, then the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any Limitation Year shall not exceed 1.0. For these purposes,

                          (1) The Defined Benefit Plan Fraction is a fraction, the numerator of which is the projected annual benefit of the Participant under the defined benefit plan determined as of the close of the Limitation Year and the denominator of which is the lesser of (i) the product of 1.25 times the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Limitation Year or (ii) the product of 1.4 times the amount that may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Participant for such Limitation Year.

                          (2) The Defined Contribution Plan Fraction is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts as of the close of the Limitation Year (less any amount that may be subtracted from the numerator in accordance with any applicable statutes, notices or rulings) and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Year of Service with the Employer: (i) the product of 1.25 times the dollar limitation in effect under
                 Section 415(c)(1)(A) of the Code for such Limitation Year (determined without regard to Section 415(c)(6) of the Code) or (ii) the product of 1.4 times the amount that may be taken into account under Section 415(c)(1)(B) of the Code with respect to such Participant for such Limitation Year.

                          (3) The figure "1.0" shall be substituted for the figure "1.25" set forth in sections 7.8(d)(1) and (2) for each year in which this Plan is a Top Heavy Plan unless (i) the defined benefit plan provides a minimum benefit equal to 3% of each Participant's Compensation times the number of years (not exceeding 10) the Plan is a Top Heavy Plan or the defined contribution plan provides a





                                      35.

                 minimum contribution equal to 4% (7 1/2% if the Participant participates in both the defined benefit plan and the defined contribution plan) of each Participant's Section 415 Compensation, and (ii) the present value of the cumulative accrued benefits (not including rollover contributions made after December 31, 1983) of the Key Employees for such year does not exceed 90% of the present value of the accrued benefits (not including rollover contributions made after December 31, 1983) under all plans. Such values shall be determined in the same manner as described in section 1.51.


                                  ARTICLE VIII

                            BENEFITS UNDER THE PLAN

         8.1     RETIREMENT BENEFIT.

                 (a) A Participant shall be entitled to retire from the employ of his Employer upon such Participant's Normal Retirement Date. Until a Participant actually retires from the employ of his Employer, no retirement benefits shall be payable to him, and he shall continue to be treated in all respects as a Participant; provided, however, that a Participant who attains age 70 1/2 shall begin receiving payment of his retirement benefit no later than the April 1 after the end of the calendar year in which he attains age 70 1/2.

                 (b)      Upon the retirement of a Participant as provided in
         section 8.1(a) and subject to adjustment as provided in section 9.3, such Participant shall be entitled to a retirement benefit in an amount equal to 100% of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of his retirement, increased by the amount of contributions, if any, made by the Employers to, and decreased by any withdrawals made by the Participant from, the Participant's Accounts subsequent to such Valuation Date.

         8.2     DISABILITY BENEFIT.

                 (a) In the event a Participant's employment with his Employer is terminated by reason of his total and permanent disability and subject to adjustment as provided in section 9.3, such Participant shall be entitled to a disability benefit in an amount equal to 100% of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of the termination of his employment, increased by the amount of contributions, if any, made by the Employers to, and decreased by any withdrawals made by the Participant from, the Participant's Accounts subsequent to such Valuation Date.





                                      36.

                 (b) Total and permanent disability shall mean the total incapacity of a Participant to perform the usual duties of his employment with his Employer. A Participant will be deemed to have incurred a total and permanent disability only if clear and convincing evidence is received by the Administrator within one hundred eighty
         (180) days after the date of the termination of such Participant's employment, and only if such evidence includes a certification from a physician who is acceptable to the Plan Administrator and who is licensed to practice medicine in the State of Florida, pursuant to Florida Statutes Chapter 458, (or, if a Participant is employed by his Employer in a State other than Florida, who is licensed to practice medicine in such State).

         8.3     SEVERANCE OF EMPLOYMENT BENEFIT.

                 (a) In the event a Participant's employment with his Employer is terminated for reasons other than retirement, total and permanent disability or death, and subject to adjustment as provided in section 9.3, such Participant shall be entitled to a severance of employment benefit in an amount equal to his Vested Interests in the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of the termination of his employment, increased by his Vested Interests in the amount of contributions, if any, made by the Employers to, and decreased by any withdrawals made by the Participant from, the Participant's Accounts subsequent to such Valuation Date.

                 (b)      (1)     The Vested Interest in the Matching
                 Contributions Account of each Participant performing at least one Hour of Service on or after October 1, 1989, shall be a percentage of the balance of such Matching Contributions Account as of the applicable Valuation Date, based upon such Participant's Years of Service as of the date of the termination of his employment, as follows:

                                  TOTAL NUMBER OF                    VESTED
                                  YEARS OF SERVICE                  INTEREST
                                  ----------------                  --------

                          Less than 5 Years of Service                  0%
                          5 years or more                             100%

                          (2) Notwithstanding the provisions of section 8.3(b)(1), for any Plan Year in which this Plan is a Top Heavy Plan, a Participant's Vested Interest in his Matching Contributions Account shall be a percentage of the balance of such account as of the applicable Valuation Date, based upon such Participant's Years of Service as of the date of the termination of his employment, as follows:





                                      37.

                                  TOTAL NUMBER OF                    VESTED
                                  YEARS OF SERVICE                  INTEREST
                                  ----------------                  --------

                          Less than 2 Years of Service                  0%
                          2 years, but less than 3 years               20%
                          3 years, but less than 4 years               40%
                          4 years, but less than 5 years               60%
                          5 years, but less than 6 years               80%
                          6 years or more                             100%

                          (3) If at any time this Plan ceases to be a Top Heavy Plan after being a Top Heavy Plan for one or more Plan Years, the change from being a Top Heavy Plan shall be treated as if it were an amendment to the Plan's vesting schedule for purposes of sections 14.1(c) and (e).

                          (4) Notwithstanding the foregoing, a Participant shall be 100% vested in his Matching Contributions Account upon attaining his Normal Retirement Date. A Participant's vested interest in his Savings Contributions Account shall be 100% regardless of the number of his Years of Service.

                 (c) If a Participant incurs five consecutive One Year Breaks in Service while continuing his employment with an Employer or an Affiliate, then upon the occurrence of such five consecutive One Year Breaks in Service, the nonvested interest of the Participant in his Matching Contributions Account as of the Valuation Date immediately following the fifth such consecutive One Year Break in Service shall be deemed to be forfeited and such forfeited amount shall be reallocated, pursuant to the provisions of section 7.5, at the end of the Plan Year during which the fifth such consecutive One Year Break in Service occurs. If the Participant continues his employment with an Employer or an Affiliate, the unforfeited balance, if any, in his Matching Contributions Account that has not been distributed to such Participant shall be set aside in a separate account, and such Participant's Years of Service after any five consecutive One Year Breaks in Service shall not be taken into account for the purpose of determining the vested interest of such Participant in the balance of his Matching Contributions Account that accrued before such five consecutive One Year Breaks in Service.

                 (d)      (1)     Notwithstanding any other provision of this
                 section 8.3, if at any time a Participant is less than 100% vested in his Matching Contributions Account and, as a result of his severance of employment, he receives his entire vested severance of employment benefit pursuant to the provisions of
                 Article IX, and the distribution of such benefit is made before the Participant incurs a One Year Break in Service, then upon the occurrence of such distribution, the nonvested interest of the Participant





                                      38.

                 in his Matching Contributions Account shall be deemed to be forfeited and such forfeited amount shall be reallocated, pursuant to the provisions of section 7.5, at the end of the Plan Year immediately following or concurring with the date such distribution occurs.

                          (2) If the termination of employment results in a One Year Break in Service, then upon the occurrence of such One Year Break in Service, the nonvested interest of the Participant in his Matching Contributions Account as of the Valuation Date immediately preceding or concurring with the date of his termination of employment shall be deemed to be forfeited and such forfeited amount shall be reallocated, pursuant to the provisions of section 7.5, at the end of the Plan Year during which the One Year Break in Service occurs.

                          (3) If a Participant is not vested as to any portion of his Accounts, he will be deemed to have received a distribution immediately following his severance of employment. Upon the occurrence of such deemed distribution, the nonvested interest of the Participant in his Accounts shall be deemed to be forfeited and such forfeited amount shall be reallocated, pursuant to the provisions of section 7.5, at the end of the Plan Year immediately following or concurring with the date such deemed distribution occurs.

                          (4) If a Participant whose interest is forfeited under this section 8.3(d) is reemployed by an Employer or an Affiliate prior to the occurrence of five consecutive One Year Breaks in Service commencing after his distribution, then such Participant shall have the right to repay to the Trust, before the date that is the earlier of (1) five years after the Participant's resumption of employment, or (2) the close of a period of five consecutive One Year Breaks in Service, the full amount of the severance of employment benefit previously distributed to him, if any. If the Participant elects to repay such amount to the Trust within the time periods prescribed herein, or if a Participant whose interest was forfeited under section 8.3(d)(2) or (3) is reemployed by an Employer or an Affiliate prior to the occurrence of five consecutive One Year Breaks in Service, the nonvested interest of the Participant previously forfeited pursuant to the provisions of this section 8.3(d) shall be restored to the Matching Contributions Account of the Participant, such restoration to be made from forfeitures of nonvested interests and, if necessary, by contributions of his Employer, so that the aggregate of the amounts repaid by the Participant and restored by the Employer shall not be less than the Account balances of





                                      39.

                 the Participant at the time of forfeiture unadjusted by any subsequent gains or losses.

                 (e) Notwithstanding any other provision of this section 8.3, if a Participant is reemployed by an Employer or an Affiliate before any distribution of benefits occurs, the Participant shall not be entitled to any severance of employment benefit as a result of his prior termination of employment.

         8.4     DEATH BENEFIT.

                 (a) In the event of the death of a Participant and subject to adjustment as provided in section 9.3, his beneficiary shall be entitled to a death benefit in an amount equal to 100% of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of his death, increased by the amount of contributions, if any, made by the Employers to, and decreased by any withdrawals made by the Participant from, the Participant's Accounts subsequent to such Valuation Date.

                 (b) Subject to the provisions of section 8.4(c), at any time and from time to time, each Participant shall have the unrestricted right to designate a beneficiary to receive his death benefit and to revoke any such designation. Each designation or revocation shall be evidenced by written instrument signed by the Participant and filed with the Plan Administrator. In the event that a Participant has not designated a beneficiary or beneficiaries, or if for any reason such designation shall be legally ineffective, or if such beneficiary or beneficiaries shall predecease the Participant, then the Participant's surviving Eligible Spouse, and if none, the estate of such Participant shall be deemed to be the beneficiary designated to receive such death benefit.

                 (c) Notwithstanding the foregoing, if the Participant is married for not less than one year as of the date of his death, the Participant's surviving Eligible Spouse shall be deemed to be his designated beneficiary and shall receive the full amount of the death benefit attributable to the Participant unless the spouse consents or has consented to the Participant's designation of another beneficiary. Any such consent to the designation of another beneficiary must acknowledge the effect of the consent, must be witnessed by a Plan representative or by a notary public and shall be effective only with respect to that spouse. A spouse's consent shall be a restricted consent (which may not be changed as to the beneficiary unless the spouse consents to such change in the manner described herein). Notwithstanding the preceding provisions of this section 8.4(c), a Participant shall not be required to obtain spousal consent to his designation of another beneficiary if the Participant is legally separated or the Participant has been





                                      40.

         abandoned, and the Participant provides the Plan Administrator with a court order to such effect.


                                   ARTICLE IX

                   FORM AND PAYMENT OF BENEFITS, WITHDRAWALS

         9.1     TIME FOR DISTRIBUTION OF BENEFITS.

                 (a) Except as otherwise provided under this Article IX, the amount of the benefit to which a Participant is entitled under sections 8.1, 8.2, 8.3, or 8.4 shall be paid to him or, in the case of a death benefit, shall be paid to said Participant's beneficiary or beneficiaries, in a lump sum payment as soon as practicable following the Participant's retirement, disability, severance of employment or death, as the case may be.

                 (b) Any distribution paid to a Participant (or, in the case of a death benefit, to his beneficiary or beneficiaries) pursuant to section 9.1(a) shall commence not later than the earlier of:

                          (1) the 60th day after the last day of the Plan Year in which the Participant's employment is terminated or, if later, in which occurs the Participant's Normal Retirement Date; or

                          (2) April 1 of the year immediately following the calendar year in which he reaches age 70 1/2.

                 (c) Notwithstanding the foregoing, no distribution shall be made of the benefit to which a Participant is entitled under sections 8.1, 8.2, or 8.3 prior to the Participant's 62nd birthday unless the value of his benefit does not exceed $3,500, or unless the Participant consents to the distribution. The Plan Administrator shall provide each Participant entitled to a distribution of more than $3,500 with a written notice of his rights, which shall include an explanation of the alternative dates for distribution of benefits and the optional forms of benefit available to the Participant. The Participant may elect to exercise such rights, no less than 30 days and no more than 90 days before the first date upon which distribution of the Participant's vested account balances may be made; provided, however, that such distribution may commence less than 30 days after the provision of the notice if the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and if the Participant, after receiving the notice, affirmatively elects a distribution. In the event that a Participant does





                                      41.

         not consent to a distribution of a benefit in excess of $3,500 to which he is entitled under sections 8.1, 8.2, or 8.3, the amount of his benefit shall be paid to the Participant not later than sixty (60) days after the last day of the Plan Year in which the Participant reaches his 62nd birthday.

                 (d) Notwithstanding the foregoing, benefit payments shall satisfy the incidental death benefit requirements and all other applicable provisions of Section 401(a)(9) of the Code, the regulations issued thereunder (including Proposed Regulation Section 1.401(a)(9)-2), and such other rules thereunder as may be prescribed by the Commissioner.

         9.2 FORM OF PAYMENT. The amount of any benefit to which a Participant is entitled under Article VIII hereof shall be paid to him in cash; provided, however, that at the request of the Participant or, in case such Participant has died, at the request of his beneficiary or beneficiaries, the portion of any distributable benefit attributable to the Participant's Savings Contributions Account and Matching Contributions Account and credited to Employer Securities Accounts shall be distributable, to the extent possible, in shares of common stock of the Company, except that no fractional shares shall be issued and the value of any fractional shares to which a Participant would otherwise be entitled shall be paid in cash.

         9.3 PERIODIC ADJUSTMENTS. To the extent the balances of a Participant's Accounts have not been distributed and remain in the Plan, and notwithstanding anything contained in the Plan to the contrary, the value of such remaining balances shall be subject to adjustment from time to time pursuant to the provisions of Article VII.

         9.4     WITHDRAWALS AFTER AGE 59 1/2.

                 (a) Upon reaching age 59 1/2, a Participant who is actively employed by an Employer may apply to the Administrator for the withdrawal of all or a portion of his Savings Contributions Account and his vested Matching Contributions Account. The Administrator shall not permit more than one withdrawal in any Plan Year. The minimum amount that may be withdrawn by a Participant shall be $1,000. All amounts withdrawn shall be paid to the Participant in cash.

                 (b) The Administrator shall direct the Trustee to distribute to a Participant who has applied for such a withdrawal the amount requested, which amount shall be withdrawn first from the Participant's Savings Contributions Account and, after withdrawal of the Participant's entire Savings Contributions Account, then from the Participant's Matching Contributions Account.





                                      42.

                 (c)      Notwithstanding the preceding provisions of this
         section 9.4, any Participant who is an officer, director or 10% shareholder of the Company, and any other Participant who is required to file reports under Section 16(b) of the Securities Exchange Act of 1934, shall be prohibited from withdrawing any portion of his Matching Contributions Account, as well as any portion of his Savings Contributions Account that is invested in the Publix Stock Fund (as described in section 10.1(d)).

                 (d) The Administrator shall establish additional uniform and nondiscriminatory rules and procedures regarding the distribution of benefits pursuant to this section.

         9.5 DIRECT ROLLOVER DISTRIBUTIONS. Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. In the event that a Distributee elects to have only a portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, the portion must not be less than $500 (adjusted under such regulations as may be issued from time to time by the Secretary of the Treasury).

         9.6 DISTRIBUTION FOR MINOR BENEFICIARY. In the event a distribution is to be made to a beneficiary who is a minor under the laws of the state in which the beneficiary resides, the Administrator may, in the Administrator's sole discretion, direct that such distribution be paid to the legal guardian or custodian of such beneficiary as permitted by the laws of the state in which said beneficiary resides. If the amount distributable to a minor beneficiary who is a Florida resident does not exceed $5,000, the Administrator may direct that payment be made to a natural guardian of the beneficiary (as defined in Florida Statute Section 744.301, or any successor statute). If the amount distributable to such a beneficiary residing in Florida exceeds $5,000, or if payment cannot be made to a natural guardian, the Administrator may, in its sole discretion, direct that payment be made to (i) a court appointed guardian of the property of the beneficiary; or (ii) a custodian for the minor under the Florida Uniform Transfers to Minors Act. A payment to the legal guardian or custodian of a minor beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

         9.7     LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN.    In the
event that all, or any portion, of the distribution payable to a Participant or his beneficiary hereunder shall, at the expiration of two (2) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or his beneficiary despite the reasonable effort of the Administrator to locate such Participant or his beneficiary, the amount so distributable shall be treated as a forfeiture pursuant to the Plan. In the event a Participant or





                                      43.

beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.


                                   ARTICLE X

                             DESIGNATED INVESTMENTS

         10.1 PARTICIPANT DIRECTED INVESTMENTS. On the commencement of his participation in the Plan, each Participant shall direct the Trustees to invest his Savings Contributions Account in one or more of the following:

                 (a) A "Fixed Income Fund," which shall consist of a portfolio invested in commercial paper, U.S. Government or federal agency obligations, short-term corporate obligations, bank certificates of deposit, savings accounts and/or comparable investments, as may be deemed appropriate by the Plan Administrator, designed to provide maximum protection of capital with a conservative rate of return;

                 (b) A "Growth and Income Fund," which shall consist of a portfolio invested primarily in common and preferred stocks, governmental and corporate bonds, and other securities or investment opportunities, as may be deemed appropriate by the Plan Administrator, designed to provide for both capital appreciation and current income;

                 (c) A "Growth Fund," which shall consist of a portfolio invested primarily in common stocks and such other securities or investment opportunities, as may be deemed appropriate by the Plan Administrator, providing for long-term capital appreciation;

                 (d) A "Company Stock Fund," which shall consist of a portfolio invested primarily in common stock of the Company; and

                 (e) Such additional Directed Investment Funds as may be made available by the Plan Administrator from time to time.

The Plan Administrator may provide each of the Directed Investment Funds described above through mutual funds, investment contracts, or other appropriate investment vehicles.

         10.2 ELECTION PROCEDURES. Except as may be otherwise provided by the Agreements and Declarations of Trust or by any contract entered into by a Trustee or the Plan Administrator with an investment manager appointed to manage all or any portion of the assets of the Plan, each Participant's elections described in subsection (a) shall be made in writing upon his commencement of participation in the Plan.





                                      44.

                 (a) A Participant shall designate the percentage of his savings contributions to be allocated to any Directed Investment Fund. The Administrator shall establish the minimum percentage that each Participant may select to be allocated to any Directed Investment Fund selected by the Participant.

                 (b) A Participant may revise his election effective as of the first day of each Valuation Period. The Participant's revised election shall be effective for contributions made to the Plan after the effective date of such revision, and may be effective for the investment of balances previously allocated and remaining credited to a Participant's Savings Contributions Account.

                 (c) The Trustees shall make requested investments on behalf of each Participant within a reasonable period after the receipt of written directions from the Administrator or the Participant.

         10.3 FAILURE TO DESIGNATE. If a Participant does not specifically designate the initial investments for all of his Savings Contributions Account, the Administrator shall not accept his initial salary reduction agreement.

         10.4 PROCEDURES AND RESTRICTIONS. Except as otherwise provided herein, the Plan Administrator shall establish uniform procedures regarding Participant investment directions, which procedures shall be communicated to all Participants. The Plan Administrator, at its sole discretion, may prohibit, or otherwise restrict, investment of Savings Contributions Account balances in the Company Stock Fund by any officer, director or 10% shareholder of the Company, or any other Participant who is required to file reports under
Section 16(b) of the Securities Exchange Act of 1934, in order to prevent a violation of federal law or an undue administrative burden upon the Plan Administrator.

         10.5 OTHER ACCOUNTS. The Participant shall have no right to direct the investment of his Matching Contributions Account.


                                   ARTICLE XI

                             LOANS TO PARTICIPANTS

         11.1    AVAILABILITY OF LOANS.

                 (a) The provisions of this Article XI shall be effective beginning June 1, 1995.

                 (b) The Plan Administrator, in accordance with its uniform nondiscriminatory policy, may direct the Trustee, upon application of a Participant who is actively employed by an Employer, to make a loan to such Participant out of his Savings





                                      45.

         Contributions Account. Any such loan to a Participant shall be considered a designated investment under Article X and without limitation shall be subject to the provisions of Article X.

                 (c) Until otherwise directed by the Administrator, the Director of Benefits Administration shall be authorized to coordinate the loan program set forth herein. Applications shall be submitted to such person on forms obtained from such person.

                 (d) The amount advanced, when added to the outstanding balance of all other loans to the Participant from any qualified retirement plan adopted by the Participant's Employer or an Affiliate, may not exceed the lesser of:

                          (1)     $50,000, reduced by the excess, if any, of:

                                  (A)      the Participant's highest aggregate
                          outstanding balance of all loans from the Plan (or any other qualified retirement plan adopted by the Participant's Employer or an Affiliate) during the one (1) year period ending on the day before the date on which the loan is made, over

                                  (B) the aggregate outstanding balance of all loans from any qualified retirement plan adopted by the Participant's Employer or an Affiliate on the date on which the loan is made; or

                          (2)     50% of the vested balance of the
                  Participant's Savings Contribution and Matching Contributions Accounts; or

                          (3) 100% of the balance of the Participant's Savings Contributions Account.

                 (e) The minimum amount that may be borrowed by the Participant shall be $1,000.

                 (f) The Participant shall not be permitted to obtain more than one loan in any Plan Year.

                 (g) The Participant shall not be permitted to maintain more than one loan at any time.

                 (h) Any legal and administrative costs incurred by the Plan Administrator or the Primary Trustee as a result of a loan, or application for a loan, shall be paid by the Participant who received or applied for such loan.





                                      46.

         11.2 TIME AND MANNER OF REPAYMENT. Any loan made under this Article shall be repayable to the Trust at such times and in such manner as may be provided by the Administrator, subject to the following limitations:

                 (a) Each loan shall be secured by 50% of the vested interest of the Participant in his Accounts. The Administrator shall not accept any other form of security. Each Participant shall agree to have each required loan payment deducted from his pay and remitted to the Trustee.

                 (b) Each loan shall bear interest at a reasonable rate and shall provide for substantially level amortization of principal and interest no less frequently than quarterly. The interest rate charged shall be comparable to the rate charged by commercial lending institutions in the region in which the Employer is located for comparable loans as determined by the Primary Trustee at the time the loan is approved.

                 (c) Each loan may be pre-paid at any time after the completion of a one year period.

                 (d) Each loan shall be repaid within a five-year period of time.

         11.3 DEFAULT. In the event of default, the Trustees, at the direction of the Administrator, may proceed to collect said loan with any legal remedy available, including reducing the amount of any distribution permitted under Article VIII by the amount of any such loan that may be due and owing as of the date of distribution or any other action that may be permitted by law. "Events of Default" shall include any failure to make a payment of principal or interest attributable to the loan when due; failure to perform or to comply with any obligations imposed by any agreement executed by the Borrower securing his loan obligation; and any other conditions or requirements set forth within a promissory note or security agreement that may be required in order to ensure that the terms of the loan are consistent with commercially reasonable practices.


                                  ARTICLE XII

                                  TRUST FUNDS

         12.1 AGREEMENTS AND DECLARATIONS OF TRUST. The Primary Trust Fund shall be held by United States Trust Company of New York, as Primary Trustee, or by a successor trustee or trustees, for use in accordance with the Plan under its Agreement and Declaration of Trust. The Publix Stock Fund shall be held by Tina P. Johnson, as Publix Stock Fund Trustee, or by a successor trustee or trustees, for use in accordance with the Plan under its Agreement and Declaration of Trust. The Agreements and Declarations of Trust may from time to time be amended in the manner therein provided.





                                      47.

Similarly, the Trustees may be changed from time to time in the manner provided in the Agreements and Declarations of Trust.

         12.2 SEPARATE FUNDS. The Primary Trustee shall maintain the Primary Trust Fund, which shall include assets attributable to Directed Investment Funds (other than the Publix Stock Fund) attributable to Participants' Savings Contributions Accounts. The Publix Stock Fund Trustee shall maintain the Publix Stock Fund, which shall include assets attributable to Participants' Savings Contributions Accounts and Matching Contributions Accounts.


                                  ARTICLE XIII

           EXPENSES OF ADMINISTRATION OF THE PLAN AND THE TRUST FUND

         The Company shall bear all expenses of implementing this Plan and the Trust. For its services, any corporate trustee shall be entitled to receive reasonable compensation in accordance with its rate schedule in effect from time to time for the handling of a retirement trust. Any individual Trustee shall be entitled to such compensation as shall be arranged between the Company and the Trustee by separate instrument; provided, however, that no person who is already receiving full-time pay from any Employer or any Affiliate shall receive compensation from the Trust Funds (except for the reimbursement of expenses properly and actually incurred). The Company may pay all expenses of the administration of the Trust Funds, including the Trustee's compensation, the compensation of any investment manager, the expense incurred by the Administrator in discharging its duties, all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Funds, and any interest that may be payable on money borrowed by the Trustee for the purpose of the Trust and any Employer may pay such expenses as relate to Participants employed by such Employer. Any such payment by the Company or an Employer shall not be deemed a contribution to this Plan. Such expenses shall be paid out of the assets of the Trust Funds unless paid or provided for by the Company or another Employer. Any and all expenses (including, without limitation, brokerage fees, closing costs, liabilities arising from the ownership or management of specific properties, and income and other taxes) incurred in connection with the investments of the Directed Investment Funds or the Publix Stock Fund, which are paid from the assets of the Trust Funds, shall be charged solely against, and paid solely from, the Fund to which such investment is attributable. Notwithstanding anything contained herein to the contrary, no excise tax or other liability imposed upon the Trustee, the Plan Administrator or any other person for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of the Trust.





                                      48.
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                                  ARTICLE XIV

                           AMENDMENT AND TERMINATION

         14.1 RESTRICTIONS ON AMENDMENT AND TERMINATION OF THE PLAN. It is the present intention of the Company to maintain the Plan set forth herein indefinitely. Nevertheless, the Company specifically reserves to itself the right at any time and from time to time to amend or terminate this Plan in whole or in part; provided, however, that no such amendment:

                 (a) shall have the effect of vesting in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds held subject to the terms of the Trust;

                 (b) shall cause or permit any property held subject to the terms of the Trust to be diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries or for the administrative expenses of the Plan Administrator and the Trust;

                 (c) shall reduce any Vested Interest of a Participant on the later of the date the amendment is adopted or the date the amendment is effective, except as permitted by law;

                 (d)      shall reduce the Accounts of any Participant;

                 (e) shall amend any vesting schedule with respect to any Participant who has at least three Years of Service at the end of the election period described below, except as permitted by law, unless each such Participant shall have the right to elect to have the vesting schedule in effect prior to such amendment apply with respect to him, such election, if any, to be made during the period beginning not later than the date the amendment is adopted and ending no earlier than sixty (60) days after the latest of the date the amendment is adopted, the amendment becomes effective or the Participant is issued written notice of the amendment by his Employer or the Plan Administrator; or

                 (f) shall increase the duties or liabilities of the Trustee without its written consent.

         14.2    AMENDMENT OF PLAN.  Subject to the limitations stated in
section 14.1, the Company shall have the power to amend this Plan in any manner that it deems desirable, and, not in limitation but in amplification of the foregoing, it shall have the right to change or modify the method of allocation of contributions hereunder, to change any provision relating to the administration of this Plan and to change any provision relating to the distribution or payment, or both, of any of the assets of the Trust.





                                      49.

         14.3 TERMINATION OF PLAN. Any Employer, in its sole and absolute discretion, may permanently discontinue making contributions under this Plan or may terminate this Plan and the Trust (with respect to all Employers if it is the Company, or with respect to itself alone if it is an Employer other than the Company), completely or partially, at any time without any liability whatsoever for such permanent discontinuance or complete or partial termination. In any of such events, the affected Participants, notwithstanding any other provisions of this Plan, shall have fully Vested Interests in the amounts credited to their respective Accounts at the time of such complete or partial termination of this Plan and the Trust or permanent discontinuance of contributions. All such Vested Interests shall be nonforfeitable.

         14.4 METHOD OF DISCONTINUANCE. In the event an Employer decides to permanently discontinue making contributions, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustees. All of the assets in the Trust Funds belonging to the affected Participants on the date of discontinuance specified in such resolutions shall, aside from becoming fully vested as provided in section 14.3, be held, administered and distributed by the Trustees in the manner provided under this Plan. In the event of a permanent discontinuance of contributions without such formal documentation, full vesting of the interests of the affected Participants in the amounts credited to their respective Accounts will occur on the last day of the Plan Year in which a substantial contribution is made to the Trust.

         14.5    METHOD OF TERMINATION.

                 (a) In the event an Employer decides to terminate this Plan and the Trusts, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustees. After payment of all expenses and proportional adjustments of individual accounts to reflect such expenses and other changes in the value of the Trust Funds as of the date of termination, each affected Participant (or the beneficiary of any such Participant) shall be entitled to receive, provided that the requirements set forth in section 14.5(b) are met, any amount then credited to his Accounts in a lump sum.

                 (b) In the event this Plan and the Trusts are terminated, completely or partially, and with respect to any one Employer or with respect to all Employers, distributions may not be made pursuant to this section 14.5 unless:

                          (1) the Plan has been completely terminated and no successor plan (within the meaning of Section 401(k)(10) of the Code) has been established;





                                      50.

                          (2) the Plan has been partially terminated as a result of the sale or other disposition by an Employer to an unrelated corporation of substantially all of the assets used in a trade or business, in which case distribution may be made to employees who continue employment with the acquiring corporation; or

                          (3) the Plan has been partially terminated as a result of the sale or other disposition by an Employer of its interest in a subsidiary, in which case distribution may be made to employees who continue employment with the subsidiary.

                 (c) At the election of the Participant, the Plan Administrator may transfer the amount of any Participant's distribution under this section 14.5 to the trustee of another qualified plan or the trustee of an individual retirement account or individual retirement annuity instead of distributing such amount to the Participant. Any such election by a Participant shall be in writing and filed with the Plan Administrator.

         14.6 INITIAL QUALIFICATION OF PLAN. Notwithstanding the provisions of section 14.1, if it is finally determined that the Plan does not qualify initially under the Code, then, in that event, the Plan shall terminate as of the date of such final determination and the Plan Administrator shall direct the Trustees to pay the then aggregate of the balances in the Matching Contributions Accounts to the appropriate Employer (provided such payment is made within one year after the date of the final determination); and the balance in a Participant's Savings Contributions Account shall be paid to such Participant. The Participants and their beneficiaries shall have no further rights under the Plan, the Trusts or the Trust Funds, and the Trustees shall be discharged of all obligations and duties under the Trusts.


                                   ARTICLE XV

                                 MISCELLANEOUS

         15.1 MERGER OR CONSOLIDATION. This Plan and the Trust may not be merged or consolidated with, and the assets or liabilities of this Plan and the Trust may not be transferred to, any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer, if the plan and trust then terminated, that is equal to or greater than the benefit the Participant would have received immediately before the merger, consolidation or transfer if this Plan and the Trust had then terminated.





                                      51.

         15.2    ALIENATION.

                 (a) Except as provided in section 15.2(b), no Participant or beneficiary of a Participant shall have any right to assign, transfer, appropriate, encumber, commute, anticipate or otherwise alienate his interest in this Plan or the Trust or any payments to be made thereunder; no benefits, payments, rights or interests of a Participant or beneficiary of a Participant of any kind or nature shall be in any way subject to legal process to levy upon, garnish or attach the same for payment of any claim against the Participant or beneficiary of a Participant; and no Participant or beneficiary of a Participant shall have any right of any kind whatsoever with respect to the Trust, or any estate or interest therein, or with respect to any other property or right, other than the right to receive such distributions as are lawfully made out of the Trust, as and when the same respectively are due and payable under the terms of this Plan and the Trust.

                 (b) Notwithstanding the provisions of section 15.2(a), the Plan Administrator shall direct the Trustees to make payments pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code. The Administrator shall establish procedures consistent with Section 414(p) of the Code to determine if any order received by the Administrator or any other fiduciary of the Plan is a Qualified Domestic Relations Order.

         15.3 GOVERNING LAW. This Plan shall be administered, construed and enforced according to the laws of the State of Florida, except to the extent such laws have been expressly preempted by federal law.

         15.4 ACTION BY EMPLOYER. Whenever the Company or another Employer under the terms of this Plan is permitted or required to do or perform any act, it shall be done and performed by the Board of Directors (or an executive committee of the Board of Directors) of the Company or such other Employer and shall be evidenced by proper resolution of such Board of Directors certified by the Secretary or Assistant Secretary of the Company or such other Employer.

         15.5 ALTERNATIVE ACTIONS. In the event it becomes impossible for the Company, another Employer, the Plan Administrator, or the Trustees to perform any act required by this Plan, then the Company, such other Employer, the Administrator, or the Trustees, as the case may be, may perform such alternative act that most nearly carries out the intent and purpose of this Plan.

         15.6 GENDER. Throughout this Plan, and whenever appropriate, the masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and vice versa.





                                      52.

         IN WITNESS WHEREOF, this Plan has been executed this _____ day of _______________, 1994.

ATTEST:                                           PUBLIX SUPER MARKETS, INC.

         (CORPORATE SEAL)

______________________________                    By:________________________
Secretary                                            President





                                      53.